

                                                 Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            GENOME THERAPEUTICS CORP.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

 MASSACHUSETTS                                                   04-2297484
-------------------------------                          -----------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                100 Beaver Street
                          WALTHAM, MASSACHUSETTS 02453
                          ----------------------------
           (Address of principal executive offices including zip code)

                             STOCK OPTION AGREEMENT
                             ----------------------
                            (Full title of the Plan)

                               Philip V. Holberton
                            Genome Therapeutics Corp.
                                100 Beaver Street
                          WALTHAM, MASSACHUSETTS 02453
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (781) 398-2300
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                              David C. Chapin, Esq.
                                  Ropes & Gray
                             One International Place
                        Boston, Massachusetts 02110-2624
                            Telephone: (617) 951-7371


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
-------------------------------------------------------------------------------------------------------------
                                                    Proposed              Proposed
Title of                                            Maximum               Maximum
Securities                 Amount                   Offering              Aggregate              Amount of
To Be                      To Be                    Price Per             Offering               Registration
Registered                 Registered               Share (1)             Price (1)              Fee

Common Stock,              340,000                  $46.4375              $15,788,750            $4,168.23
$.10 par value.
-------------------------------------------------------------------------------------------------------------

-------------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average high and low prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on February 18, 2000.

Exhibit Index can be found on page 8.

                           This is page 1 of 15 pages.


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                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1999, all the reports filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company's Annual Report referred to above, and the description of the Company's Common Stock contained in its Form 10/A, File No. 0-10824 are incorporated by reference and made a part of this registration statement.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES

           Not Required.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees, and other agents of another organization, or who serve at its request is any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in its charter documents or votes adopted by its shareholders, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against any liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have power to itself indemnify him against such liability.

        The Company's Restated Articles of Organization, as amended to date, provide that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The By-Laws provide that the Company shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts. In addition, the Company holds a Directors and Officer Liability and Corporate Indemnification Policy.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

Item 8. EXHIBITS.

Exhibit 4(a).                       Form of Stock Option Agreement.

Exhibit 4(b). The Company's Restated Articles of Organization (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference).

Exhibit 4(c).                       Amendment dated January 5, 1982 to
                                    Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 27, 1982 and incorporated herein by reference).

Exhibit 4(d).                       Amendment dated January 24, 1983 to
                                    Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 26, 1983 and incorporated herein by reference).

Exhibit 4(e).                       Amendment dated January 17, 1984 to
                                    Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 25, 1984 and incorporated herein by reference).

Exhibit 4(f).                       Amendment dated December 9, 1987 to
                                    Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended November 28, 1987 and incorporated herein by reference).

Exhibit 4(g).                       Amendment dated January 24, 1994 to
                                    Restated Articles of Organization (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1994 and incorporated herein by reference).

Exhibit 4(h).                       Amendment dated August 31, 1994 to
                                    Restated Articles of Organization (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1994 and incorporated herein by reference).

Exhibit 4(i). The Company's By-laws (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference).

Exhibit 4(j).                       Amendment dated October 20, 1987 to
                                    the By-laws (filed as an exhibit to the
                                    Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1987 and incorporated herein by reference).

Exhibit 4(k).                       Amendment dated October 16, 1989 to
                                    the By-laws (filed as an exhibit to the
                                    Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1989 and incorporated herein by reference).

Exhibit 5.                          Opinion of Ropes & Gray.

Exhibit 23(a).                      Consent of Ropes & Gray (contained in
                                    Exhibit 5).

Exhibit 23(b).                      Consent of Arthur Andersen LLP.

Exhibit 24. Power of Attorney (included as part of the signature pages to this Registration Statement).

Item 9.  UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)   To include any prospectus required by
        Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 22nd day of February, 2000.

                                                      Genome Therapeutics Corp.

                                                      By: /S/ PHILIP V HOLBERTON
                                                         -----------------------
                                      Title:  Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Hennessey and Philip V. Holberton and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    NAME                                     TITLE                                          DATE

/S/ ROBERT J. HENNESSEY                    Chairman of the Board and                      February 22, 2000
--------------------------                 Chief Executive Officer
Robert J. Hennessey                        (Principal Executive Officer)

/S/ MARC B. GARNICK                        Director                                       February 22, 2000
--------------------------
Marc B. Garnick

/S/ PHILIP LEDER                           Director                                       February 22, 2000
--------------------------
Philip Leder

/S/ LAWRENCE LEVY                          Director                                       February 22, 2000
--------------------------
Lawrence Levy


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


    NAME                                     TITLE                                          DATE

/S/ STEVEN M. RAUSCHER                     Director                                       February 22, 2000
--------------------------
Steven M. Rauscher

/S/ NORBERT G. RIEDEL                      Director                                       February 22, 2000
---------------------------
Norbert G. Riedel

/S/ PHILIP V. HOLBERTON                    Chief Financial Officer                        February 22, 2000
Philip V. Holberton                        (Principal Financial Officer)

/S/ MANNY J. BOUGOULES                     Controller (Principal                          February 22, 2000
---------------------------                Accounting Officer)
Manny J. Bougoules



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                                  EXHIBIT INDEX


NUMBER                     TITLE OF EXHIBIT                                                       PAGE
4(a).              Form of Stock Option Agreement.                                                  9

5.                 Opinion of Ropes & Gray                                                          13

23(a).             Consent of Ropes & Gray                                              Contained in Exhibit 5

23(b).             Consent of Arthur Andersen LLP                                                   15

24.                Power of Attorney                                                    Included as Part of Signature
                                                                                        Pages to this Registration

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